Exhibit 99.1

SAB Biotherapeutics Announces Appointment of Erick Lucera, CFA to Board of Directors

SIOUX FALLS, S.D., April 4, 2023 (GLOBE NEWSWIRE) -- SAB Biotherapeutics (Nasdaq: SABS), (SAB), a clinical-stage biopharmaceutical company with a novel immunotherapy platform that produces specifically targeted, high-potency, fully-human immunoglobulin (hIgG) antibodies, also known as fully-human polyclonal antibodies, without the need for human donors, today announced the appointment of Erick Lucera, CFA, a veteran of the biotechnology and medical device industry, with over thirty years of financial, operational and investment experience, to SAB’s Board of Directors, effective April 4, 2023.

Most recently, Mr. Lucera served as chief financial officer for AVEO Oncology, a commercial stage oncology-focused biopharmaceutical company, from January 2020 until February 2023. Subsequent to the close of AVEO’s acquisition by LG Chem, Ltd., he advised AVEO’s management team through the transition.

“I am both excited and pleased to welcome Erick to SAB’s Board of Directors,” said Samuel J. Reich, Executive Chairman of SAB. “As SAB continues to advance its programs to and through important milestones, I believe that Erick’s successful track record, and wealth of experience in corporate finance, will prove to be of great value to SAB. We are all looking forward to working with him.”

Prior to his time at AVEO Oncology, Mr. Lucera held chief financial officer and other senior roles at several biotechnology and medical device companies. He was previously chief financial officer of Valeritas, a publicly traded commercial-stage medical technology company focused on developing solutions for people with diabetes, where he led the company through multiple successful public offerings. Prior to Valeritas, Mr. Lucera served as chief financial officer, treasurer, and secretary of Viventia Bio (acquired by Eleven Biotherapeutics, Inc., now Sesen Bio), a biotechnology company focused on developing targeted protein therapeutics for the treatment of cancer. He also previously served as vice president, corporate development at Aratana Therapeutics, a veterinary biopharmaceutical company, where he helped grow the company’s product pipeline through a series of acquisitions and in-licensing transactions financed through five public and private offerings of nearly $250 million.

“Throughout my career, I’ve gravitated toward innovative life science companies that are working to address therapeutic areas with high unmet medical needs,” said Erick Lucera, CFA. “With its novel drug development platform and focus on immune and autoimmune disorders, SAB’s value proposition is unique and exciting. I am honored to join the Board of Directors of a cutting-edge company focused on critical disease states, such as C. difficile and type 1 diabetes.”

Early in his career, Mr. Lucera spent more than 15 years covering healthcare and the life sciences in investment management as a healthcare analyst at Eaton Vance, the portfolio manager of the Triathalon Life Sciences Fund at Intrepid Capital and as head of the healthcare research team at Independence Investments. He began his career as a staff auditor and accountant at Price Waterhouse & Co. (now PwC).

Mr. Lucera holds a Certification in Public Health (CPH) from Harvard University, as well as an MS from Boston College and an MBA from Indiana University Bloomington. He earned his BS in accounting from the University of Delaware. Additionally, Mr. Lucera currently holds a CFA designation. He previously held CMA and CPA designations, now expired.

About SAB Biotherapeutics, Inc.

SAB Biotherapeutics, Inc. (SAB) We are a clinical-stage biopharmaceutical company focused on the development of powerful and proprietary immunotherapeutic polyclonal human antibodies to treat and prevent infectious diseases and immune and autoimmune disorders. Our development programs include infectious diseases resulting from outbreaks and pandemics, as well as immunological, gastroenterological, and respiratory diseases that have significant mortality and health impacts on immune compromised patients. SAB has applied advanced genetic engineering and antibody science to develop Transchromosomic (Tc) Bovine™. Our versatile DiversitAb™ platform is applicable to a wide range of serious unmet needs in human diseases. It produces natural, specifically targeted, high-potency, fully-human polyclonal immunotherapies without the need for human donors. SAB currently has multiple drug development programs underway and collaborations with the US government and global pharmaceutical companies. For more information on SAB, visit: https://www.SAb.bio/ and follow SAB on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the positive impact of new members of our Board of Directors, the development and efficacy of our influenza program, C. diff. program, type 1 diabetes program, and other discovery programs, the likelihood that a patent will issue from any patent application, the results, including timing, of the development of SAB-176, SAB-185, SAB-142 and SAB-195 (including any IND filing or proposed clinical trials), financial projections and future financial and operating results (including estimated cost savings and cash runway), the outcome of and potential future government and other third-party collaborations or funded programs (including negotiations with the DoD).

These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.